Exhibit 99.(j)(5)

December 1, 2017

State Street Bank and Trust Company

One Heritage Drive

North Quincy, Massachusetts 02171

Attention:  Clint Garran, Vice President

Re:  Aberdeen Funds — Additional Fund Letter

Ladies and Gentlemen:

Please be advised that the undersigned Fund has been incorporated and registered as a management investment company under the Investment Company Act of 1940, as amended.

In accordance with Section 21.5 (Additional Funds) of the Amended and Restated Master Custodian Agreement dated as of June 1, 2010 (the “Agreement”), as amended, between each management investment company identified on Appendix A thereto and State Street Bank and Trust Company (“State Street”), the undersigned Fund hereby requests that your bank act as its Custodian under the terms of the Agreement.  An updated Appendix A to the Agreement reflecting this addition is attached.

For the avoidance of doubt, the Amended and Restated Master Custodian and Fund Accounting Services Agreement dated May 23, 2013 between each management investment company identified on Appendix A thereto and State Street is terminated solely with respect to the Aberdeen Income Credit Strategies Fund (formerly known as Avenue Income Credit Strategies Fund), and we request that you agree to waive any notice requirement under that agreement.

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

ABERDEEN INCOME CREDIT STRATEGIES FUND

By:	/s/ Lucia Sitar
Name:	Lucia Sitar
Title:	Vice President

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Andrew Erickson
Name:	Andrew Erickson
Title:	Executive Vice President

APPENDIX A

TO

MASTER CUSTODIAN AGREEMENT

Effective June 1, 2010

As Amended December 1, 2017

MANAGEMENT INVESTMENT COMPANIES REGISTERED WITH THE SEC AND PORTFOLIOS THEREOF, IF ANY

Aberdeen Funds

Aberdeen Asia Bond Fund

Aberdeen Asia-Pacific (ex-Japan) Equity Fund

Aberdeen China Opportunities Fund

Aberdeen Diversified Alternatives Fund

Aberdeen Diversified Income Fund

Aberdeen Dynamic Allocation Fund

Aberdeen Emerging Markets Debt Fund

Aberdeen Emerging Markets Fund

Aberdeen Focused U.S. Equity Fund

(formerly Aberdeen Equity Long-Short Fund)

Aberdeen Global Equity Fund

Aberdeen Global Unconstrained Fixed Income Fund

(formerly, Aberdeen Global Fixed Income Fund)

Aberdeen International Equity Fund

Aberdeen International Small Cap Fund

(formerly, Aberdeen Global Small Cap Fund)

Aberdeen Japanese Equities Fund

Aberdeen Tax-Free Income Fund

Aberdeen U.S. Multi-Cap Equity Fund

(formerly, Aberdeen U.S. Equity Fund)

Aberdeen U.S. Mid Cap Equity Fund

Aberdeen U.S. Small Cap Equity Fund

(formerly Aberdeen Small Cap Fund)

The India Fund, Inc.

The Asia Tigers Fund, Inc.

Aberdeen Chile Fund, Inc.

Aberdeen Emerging Markets Smaller Company Opportunities Fund, Inc.

Aberdeen Indonesia Fund, Inc.

Aberdeen Israel Fund, Inc.

Aberdeen Latin American Fund, Inc.

Aberdeen Greater China Fund, Inc.

Aberdeen Income Credit Strategies Fund